Exhibit 10.11

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

US$500,000.00                                                                                              April 12, 2010

BEST PLASTICS, LLC

AND

MICHAEL BOHBOT

CONVERTIBLE PROMISSORY NOTE

Due October 11, 2010

FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, Best Plastics, LLC, a limited liability company organized under the laws of the state of New Jersey (the “Company”), and Michael Bohbot (Michel Buchbot, Michel Buchbut, Aliases), individually, hereby promise unconditionally to pay to Modern Medical Modalities Corporation, a company organized under the laws of the State of New Jersey (including any successor or permitted transferee hereunder, the “Holder”) in lawful money of the United States of America (“Dollars” or “US$”) and in immediately available funds, the principal sum of Five Hundred Thousand Dollars (US$500,000.00) on the Maturity Date, as hereinafter defined, and to pay interest on such principal amount of this Unsecured Convertible Promissory Note (the “Note”).

1. Principal.  The Company, and Michael Bohbot, individually, agree that the Holder, and any other investor(s) that the Holder may include, collectively, have the right to increase the principal amount of this Note from $500,000.00 to $1,000,000.00 before the Maturity Date. Unless earlier repaid or otherwise converted in full, the entire unpaid principal amount of this Note shall be paid on the Maturity Date.  Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

2. Allocation.   Except as otherwise provided herein, all payments made hereunder (whether in prepayment or otherwise) shall be applied first against any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, then against any interest then due hereunder and finally against principal.

3. Interest. Interest on the Note shall accrue at a rate of six percent (6%) per annum from the date of this Note.  Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.  All payments of Interest shall be made in cash or in Membership Interests of the Company’s in connection with and at such time as each conversion of the Note occurs at the option of the Holder.

4. Payments and Redemption.  All payments to be made by the Company in respect of this Note shall be made in U.S. Dollars by wire transfer to an account designated by the Holder by written notice to the Company.  If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day.  All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim. All payments to be made by the Company shall be collateralized with all the assets of Best Plastics, LLC, and further secured with a personal guaranty from Michael Bohbot.  The assets to collateralize and secure the Note shall include 100% of the total ownership of Best Plastics, LLC, and Michael Bohbot hereby declares and agrees that he is the sole owner of the Company. The Holder acknowledges that in the event of a claim, it would have a second lien position after Coral Capital Solutions.

5. Conversion of Notes.  This Note shall be convertible by the Holder into membership interests of the Company (the “Membership Interests”) on the terms and conditions set forth in this Section 5.

(a) At any time or times on or after the Issuance Date, the Holder shall be entitled to convert, at the Holder’s sole option, any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Membership Interests, at the Conversion Rate (as defined below).

(b) Conversion Rate. For each $100,000.00 of the Note that is converted, the Company shall immediately issue five percent (5%), of its fully-diluted Membership Interests to Holder (the “Conversion Rate”). If the remaining amount or balance of the Note that is being converted represents a fractional amount of $100,000.00, the Company shall immediately issue the prorata percent of five percent (5%) equal to the fractional amount of $100,000.000 being converted divided by $100,000.00 times 5%, of its fully-diluted Membership Interests to Holder (the “Conversion Rate”). For example, if the fractional amount of the $100,000.00 of the Note that is being converted is $50,000.00, the percent of Membership Interests issued to the Holder would be equal to $50,000.00 divided by $100,000.00 times 5%, or 2.5%.

(i) “Conversion Amount” means the sum of (A) the portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made, and (B) accrued and unpaid interest with respect to such principal, if any.

(c) Mechanics of Conversion

(i) Optional Conversion.  To convert any Conversion Amount into Membership Interests on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of an executed notice of conversion in the form attached hereto as

(ii) Exhibit I (the “Conversion Notice”) to the Company and (B) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction), however, until this Note is converted or repaid in full the Holder shall not be required to surrender this Note and the Company shall record all such conversions in its internal records.  On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder.  If this Note is physically surrendered for conversion and the outstanding principal amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal amount not converted.  The person or persons entitled to receive the Membership Interests issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Membership Interests on the Conversion Date.  In the event of a partial conversion of this Note pursuant hereto, the principal amount converted shall be deducted from the outstanding principal amount for purposes of calculating interest payments due on the Note pursuant to Section 3.

(iii) Delivery of Certificates.  On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall issue and deliver to the address as specified in the Conversion Notice, a membership certificate, registered in the name of the Holder or its designee, for the number of Membership Interests to which the Holder shall be entitled.

6. Rights Upon Issuance of Purchase Rights.  The Company, and Michael Bohbot, individually, represent that Michael Bohbot owns 100% of the Company’s Membership Interests, and agree that the Company and Michael Bohbot shall obtain written approval from the Holder before they grant, issue or sell any options, securities convertible into Membership Interests, or rights to purchase Membership Interests, securities or any other of the Company’s properties or assets. If at any time the Company grants, issues or sells any options, securities convertible into Membership Interests, or rights to purchase Membership Interests, securities or other property pro rata to the members of the Company (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Membership Interests acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Membership Interests are to be determined for the grant, issue or sale of such Purchase Rights.

7. Adjustment Upon Issuance Of Membership Interests.    If the Company issues or sells, or in accordance with this Section 7 is deemed to have issued or sold, any additional Membership Interests as a price lower than the applicable Conversion Rate (a “Dilutive Issuance”), then the Conversion Rate shall be adjusted accordingly, only if such Conversion Rate is more favorable to the Holder.

8. Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Organization, corporate charter or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

9. Representations and Warranties and Covenants of the Company.

Representations and Warranties of the Company.  As a material inducement of the Holder to purchase this Note the Company hereby represents to the Holder as follows:

(i) Organization and Standing.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey, has full power to carry on its respective business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.

(ii) Authority.  The execution, delivery and performance of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors or Managers of the Company.

(iii) No Conflict.  The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby do not (A) violate or conflict with the Company’s Articles of Organization or corporate charter, (B) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, (C) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a material adverse effect on the Company or (D) trigger any change of control clause in any employment agreement, membership interest equivalent or other agreement.  This Note when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(iv) Litigation and Other Proceedings.  There are actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company.  The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company. In the event of any litigation or other proceedings outstanding, Michael Bohbot, individually, assumes full responsibility and agrees to indemnify the Company and Holder from any liabilities including but not limited by his entire equity ownership holdings in the Company.

(v) Financial Statements.  The Company agrees to make available to the Holder its financial statements for its last two fiscal years (collectively, the “Company Financial Statements”). Since the most recent Company Financial Statement date, there has been no circumstance, change in or effect on the Company that, individually or in the aggregate with any other circumstance, changes in or effects on the Company, is, or would reasonably be expected to be materially adverse to the assets, business, operation, condition (financial or otherwise) or results of operations of the Company. The Company also agrees to give the Holder access to, and rights to review, its financial records, and to joint decision making authority for all financial decisions made by the Company until this note is satisfied or a new, mutually agreed upon management services or other agreement is executed.

(b) Affirmative Covenants of the Company.  Until all principal and interest and any other amounts due and payable under this Note have been paid or converted in full, the Company shall:

(i) provide prompt written notice to the Holder of:  (i) the occurrence of any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, hereunder, and (ii) any issuance of additional debt (subject to the limitations contained herein) which may be senior to or pari passu with the indebtedness evidenced by this Note;

(ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business;

(iii) maintain, with financially sound and reputable insurance companies, customary insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations;

(iv) use the proceeds from the Note for working capital (“Use of Proceeds”).

10. Transferability.  This Note (and the shares of Membership Interests issuable upon conversion hereof) may be transferred by the Holder to any person or entity provided that such transfer complies with all applicable securities laws, including delivery to the Company of an appropriate legal opinion or other evidence thereof.  Such transfer may be made without any restriction other than compliance with all applicable securities laws.

11. Events of Default.  The term “Event of Default” as used herein means any one of the following events (whatever the reasons of such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Payments.  Any failure by the Company to pay in full the principal due under the Note on the Maturity Date;

(b) Breach of Representation and Warranty or Covenant under this Note.  Any material breach of any of the Company’s representations and warranties hereunder, or any failure by the Company to observe any covenant or agreement on its part contained in this Note for, to the extent curable, a period of more than ten (10) Business Days after notice thereof in writing from the Holder (other than a failure to make payments hereunder, which shall not be subject to any grace period);

(c) Breach of Representation and Warranty or Covenant under any other transaction document.  The material breach of any provision of, or the failure of performance of any of the terms, conditions or covenants under any other document executed and/or delivered in connection with this Note or otherwise furnished to Payee in connection with the debt evidenced by this Note;

(d) Default under Any Other Outstanding Note.  Any occurrence of an “Event of Default” under any other outstanding note, unless subsequently “cured” by the Company;

(e) Failure to Timely Issue and Deliver Membership Certificates. Any failure by the Company to issue and deliver within three (3) Business Days following the date of receipt of a Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Membership Interests to which the Holder is entitled;

(f) Insolvency.  (i)  The failure by the Company generally to pay its debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business);

(ii) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under applicable bankruptcy law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(iii) The institution by the Company of proceedings to be adjudged as bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under applicable bankruptcy law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company of inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.

(g) Use of Proceeds.  If any funds provided to the Company pursuant to the Note are not used substantially as set forth in Section 9(iv).

12. Acceleration of Note.  If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the Aggregate Note Amount to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such Aggregate Note Amount shall become immediately due and payable.  Notwithstanding the foregoing, if an Event of Default referenced in paragraphs (f)(ii) or (f)(iii) of Section 11 occurs, the Aggregate Note Amount shall automatically become due and payable immediately without any declaration or other action on the part of the Holder, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (d) of Section 11 occurs, the Aggregate Note Amount shall not become due and payable until any holder of any other outstanding note commences a legal action in a court of competent jurisdiction with respect to payment of the note.  At any time after the Aggregate Note Amount shall become immediately due and payable as a result of an acceleration thereof, and before a decree or judgment for payment of the money due has been obtained, the Holder may, by written notice to the Company, rescind and annul such acceleration and its consequences.  Further, the Company agrees to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

13. Definitions.  The following terms shall have the meanings set forth below:

“Aggregate Note Amount” means, at any time, the aggregate unpaid principal amount outstanding under this Note at such time, together with all accrued but unpaid interest then outstanding.

“Business Day” means a day other than Saturday, Sunday, or any day on which the banks located in the State of New Jersey are authorized or obligated to close.

“Issuance Date” means April 12, 2010.

“Maturity Date” means October 11, 2010, if this Note has not been earlier repaid or satisfied in full.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

14. Delay or Omission Not A Waiver.  No delay or omission of the Holder in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Holder, and then only to the extent specifically set forth in such writing.  All rights and remedies hereunder or by law afforded shall be cumulative and shall be available to Holder until the principal amount of and all interest on this Note have been paid in full.

15. Binding Effect.  All terms and conditions of this Note and all covenants of the Company in this Note shall be binding upon the Company, and Michael Bohbot, individually, and its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its successors and assigns, and any subsequent holder of this Note.

16. Delegation.  The Company, and Michael Bohbot, individually, may not delegate any of its obligations hereunder without the prior written consent of the Holder.

17. Waiver of Demand.  The Company, and Michael Bohbot, individually, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

(a) Notices.  Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) on the Business Day on which notice is delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:

if to Company, to: Best Plastics, LLC __________________ __________________ Attn: Michael Bohbot, _____ Fax: (___) ________
if to Holder, to: Modern Medical Modalities Corporation 439 Chestnut Ave. Union New Jersey 07083 Attn: Barry Hayut Fax:

            18. Amendments, Waivers or Termination.  Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

19. Defenses.  The obligations of the Company, and Michael Bohbot, individually, under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

20. Attorneys’ and Collection Fees.  Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Holder or its agent in collecting or enforcing this Note.

21. Governing Law.  The validity of this Note, the construction of its terms, and the rights of the Company, and Michael Bohbot, individually, and Holder shall be determined in accordance with the laws of the State of New Jersey, excluding any principles of conflicts of laws that would refer the choice of law to another jurisdiction.

22. Consent to Jurisdiction and Venue. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction and venue of state court sitting in the State of New Jersey and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated exclusively in such court.  Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such court.  Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

23. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and this Note to be dated April 12, 2010.

COMPANY: BEST PLASTICS, LLC

By: _________________________________

Name: ___________________________

Title: ________________________

Michael Bohbot, Individual.

By: _____________________________

Name: ___________________________

Title: ________________________

[SIGNATURE PAGE TO PROMISSORY NOTE]

EXHIBIT I

BEST PLASTICS, LLC

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Convertible Note”) issued to the undersigned by Best Plastics, LLC (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Membership Interests (the “Membership Interests”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Rate:

Number of Membership Interests to be issued:

Please issue the Membership Interests into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)